Global Industries, Ltd.

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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                   FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 7, 2003

                           ____________________


                               GLOBAL INDUSTRIES, LTD.
               (Exact name of registrant as specified in its charter)



           Louisiana                      2-56600              72-1212563
(State or other jurisdiction          (Commission File      (I.R.S. Employer
of incorporation or organization)         Number)          Identification No.)


     8000 Global Drive                                      70665
P.O. Box 442, Sulphur, LA                                70664-0442
(Address of principal executive offices)                 (Zip code)


      Registrant's telephone number, including area code:  (337) 583-5000


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Item 9.  REGULATION FD DISCLOSURE


On March 7, 2003, Global Industries, Ltd. issued a press release announcing the first quarter earnings release and conference call, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

99.1-Press Release dated May 7, 2003.


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                                SIGNATURES
                                __________


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               GLOBAL INDUSTRIES, LTD.




                                        By:     /s/ TIMOTHY W. MICIOTTO


                                        _______________________________

                                        Timothy W. Miciotto
                                        Senior Vice President/
                                        Chief Financial Officer




Dated:  May 7, 2003





                               EXHIBIT INDEX

                        EXHIBIT
                        NUMBER          EXHIBIT DESCRIPTION
                        _______         ___________________


                        99.1            Press Release dated May 7, 2003



_______________________________________________________________________________



                                EXHIBIT 99.1


                        [GLOBAL INDUSTRIES, LTD. LOGO]


                           FOR IMMEDIATE RELEASE


PRESS RELEASE CONTACT: WILLIAM J. DORE', JR.

        __________________________________________________________



Carlyss, Louisiana, (May 7, 2003) Global Industries, Ltd. (NASDAQ:
GLBL) announced a net loss of $1.0 million, or $0.01 per diluted share for the quarter ended March 31, 2003, compared to a net loss of $4.8 million, or $0.05 per diluted share for the same period last year. Revenues for the quarter ended March 31, 2003 increased 42% to $148.9 million from $104.7 million for the same period last year.

Mr. William J. Dore', Global's Chairman and Chief Executive Officer, stated, "I am pleased to report a 42% increase in our revenues and a $0.04 per diluted share improvement in our earnings as compared to the same period last year. Unfortunately, this quarter on quarter improvement was negatively impacted as we discovered that $3.4 million which we had paid to an indigenous West African import/export agent for duties and fees was never paid to the appropriate governmental authorities. As a result we recorded a write-down on the project which adversely effected our first quarter earnings after tax by $2.1 million or $0.02 per diluted share. We have discontinued our association with this agent and are taking appropriate legal action to obtain recovery. During the quarter, we booked $46.5 million of new work resulting in a backlog at March 31, 2003 of $173.3 million. We have been making many positive changes to our organization and we are beginning to realize the benefits. We continue to focus on increasing our market share, successfully executing projects and improving our financial performance."

The Company has conformed its segment reporting this quarter to changes in its operating management structure and existing business lines that were effective January 1, 2003. The Company's new reportable segments include two divisions, Offshore Construction Division and Global Divers and Marine Contractors, each with five reportable segments. The Global Divers and Marine Contractors division includes all diving and marine support services worldwide and Gulf of Mexico shallow water pipelay.

A conference call will be held at 9:00 a.m. Central Daylight
Savings Time on Thursday, May 8, 2003. Anyone wishing to listen to the conference call should dial (800) 230-1093 or (612) 288-0340 and ask for the Global Industries first-quarter earnings release call. Phone lines will open ten minutes prior to the start of the call. The call will also be webcast in real-time on the Company's web site at www.globalind.com, under "Investor Relations", where it will also be archived for anytime reference until May 22, 2003.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global's express written consent.

Global Industries provides pipeline construction, platform installation and removal, diving services, and other marine support to the oil and gas industry in the Gulf of Mexico, West Africa, Asia Pacific, Middle East/India, South America, and Mexico's Bay of Campeche. The Company's shares are traded on the NASDAQ
National Market System under the symbol "GLBL".

This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.




                                    Set forth below are the Company's results
                                    of operations and selected balance sheet
                                    amounts for the periods indicated
                                    _________________________________________

                                    (In thousands, except shares and
                                              per share amounts)
                                    _________________________________________

                                    Three Months Ended     Three Months Ended

Results of Operations                 March 31, 2003         March 31, 2002
__________________________________  __________________     __________________

        Revenues                     $       148,940        $       104,665

Gross profit                                  10,788                  6,872
Selling, general, and
  administrative expenses                      9,479                  9,196
                                    __________________     __________________

Operating income (loss)              $         1,309        $        (2,324)
                                    __________________     __________________

Interest expense                               2,745                  4,358
Other expense (income)                           173                    757
                                    __________________     __________________

Income (loss) before income
  taxes                                       (1,609)                (7,439)
Income taxes (benefit)                          (611)                (2,603)
                                    __________________     __________________

        Net income (loss)            $          (998)       $        (4,836)

                                    ==================     ==================


        Average shares
_________________________________

Basic                                    100,489,000             93,986,000
Diluted                                  100,489,000             93,986,000


     Net loss per share
_________________________________

Basic                                $         (0.01)       $         (0.05)
Diluted                                        (0.01)                 (0.05)


        Other data
_________________________________

Depreciation and amortization        $        12,089        $        13,361
Deferred income taxes (benefit)               (5,089)                (4,731)
Backlog at March 31, 2003 and
  2002                                       173,301                320,230


   Selected Balance Sheet Amounts     March 31, 2003        December 31, 2002
_________________________________   __________________     __________________

Cash                                 $        12,162        $        28,204
Working capital                               68,422                 75,060
Total assets                                 731,378                701,644
Debt                                         128,844                126,657
Shareholders' equity                         442,078                441,188








                                    Set forth below are the Company's results
                                    of operations for the periods indicated
                                    _________________________________________

                                    (In thousands, except shares and
                                              per share amounts)
                                    _________________________________________

                                    Three Months Ended     Three Months Ended

Reportable Segments                   March 31, 2003         March 31, 2002
__________________________________  __________________     __________________

      Total Segment Revenues

Offshore Construction Division
  Gulf of Mexico                     $        37,544        $        11,723
  West Africa                                 38,877                 23,725
  Latin America                                3,916                 38,915
  Asia Pacific                                32,013                 12,962
  Middle East                                  9,987                     33
                                    __________________     __________________

    Subtotal                                 122,337                 87,358
                                    __________________     __________________

Global Divers and Marine
 Contractors
  Gulf of Mexico                              20,292                 17,476
  West Africa                                  1,554                  1,064
  Latin America                                  210                  1,290
  Asia Pacific                                 6,144                  6,008
  Middle East                                  4,692                  2,721
                                    __________________     __________________

    Subtotal                                  32,892                 28,559
                                    __________________     __________________

        Total                                155,229                115,917
                                    __________________     __________________



Intersegment elimination                      (6,289)               (11,252)
                                    __________________     __________________

Total segment revenues from
 external customers                  $       148,940        $       104,665
                                    ==================     ==================



Income (loss) before income
 taxes
 Offshore Construction Division
  Gulf of Mexico                     $          (197)       $        (6,711)
  West Africa                                    919                  2,428
  Latin America                               (6,811)                 2,899
  Asia Pacific                                 2,380                 (3,169)
  Middle East                                  1,263                   (532)
                                    __________________     __________________

    Subtotal                                  (2,446)                (5,085)
                                    __________________     __________________

Global Divers and Marine
 Contractors
  Gulf of Mexico                               1,649                 (1,118)
  West Africa                                    309                    433
  Latin America                                 (138)                   553
  Asia Pacific                                (1,470)                (1,666)
  Middle East                                    492                    (52)
                                    __________________     __________________

    Subtotal                                     842                 (1,850)
                                    __________________     __________________

  Other                                           (5)                  (504)
                                    __________________     __________________

      Total                          $        (1,609)       $        (7,439)
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